Exhibit 99.1

Monotype Imaging Announces First Quarter 2012 Results

Company Reports Record Results

WOBURN, Mass.--(BUSINESS WIRE)--May 1, 2012--Monotype Imaging Holdings Inc. (Nasdaq: TYPE), a leading provider of typefaces, technology and expertise for creative applications and consumer devices, today announced financial results for the first quarter ended March 31, 2012.

First quarter 2012 highlights

  Revenue for the quarter was a record $34.3 million, a 16 percent increase year-over-year.
  OEM and Creative Professional businesses achieved record results, reporting $24.6 million and $9.7 million, respectively.
  Operating income was $10.1 million, or 30 percent of revenue.
  Non-GAAP net adjusted EBITDA was $14.4 million, or 42 percent of revenue, inclusive of approximately $500,000 of Bitstream related transaction costs.
  Cash flow from operations was $8.0 million, a 14 percent increase year-over-year.

“I would like to welcome our new associates from Bitstream who officially joined the Monotype family on March 19, 2012. In our first quarter, we had record financial results, driven by continued strength in our Display Imaging and Creative Professional businesses,” said Doug Shaw, president and chief executive officer. “We continued to execute on our goal of diversifying our revenue streams, both through organic growth and acquisition. Today, greater than 60 percent of our revenue is generated from consumer electronics devices, e-commerce sites, Web fonts, custom font design and ISVs, reflective of our investments to reach an expanded market for our typefaces, technology and expertise.”

“The acquisition of Bitstream’s font business brings to Monotype Imaging complementary skill sets and product offerings, which have already contributed to our revenue. We’re making good progress as we integrate offices and teams, including the development facility in India, and we expect to leverage these resources in support of our growth initiatives,” said Scott Landers, senior vice president and chief financial officer.

First quarter 2012 operating results

Revenue for the quarter was $34.3 million, up 16 percent compared to $29.7 million for the first quarter of 2011. Revenue from the acquisition of Bitstream’s font business contributed approximately 200 basis points of growth, primarily to the Creative Professional business. OEM revenue was $24.6 million, increasing 13 percent from the first quarter of 2011. Creative Professional revenue was $9.7 million, increasing 24 percent from the same period in 2011.

Net income was $5.7 million, compared to $5.4 million in the first quarter of 2011. Earnings per diluted share were $0.15, compared to $0.15 in the same period in 2011.

Non-GAAP net income, which excludes the amortization of intangible assets and stock-based compensation expense, net of taxes, was $8.1 million, compared to $7.8 million in the first quarter of 2011. Non-GAAP earnings per diluted share were $0.22, compared to $0.21 in the same period in 2011.

Non-GAAP net adjusted EBITDA was $14.4 million, or 42 percent of revenue, compared to $13.4 million or 45 percent of revenue in the first quarter of 2011.

In the first quarter of 2012, Monotype Imaging’s operating expense and profitability metrics, such as non-GAAP net adjusted EBITDA, included approximately $500,000 of transaction costs and approximately $200,000 of operating expenses related to the acquisition of Bitstream’s font business.

A reconciliation of GAAP measures to non-GAAP measures for the three months ended March 31, 2012 and 2011 is provided in the financial tables that accompany this release.

Cash, cash flow and debt balances

During the first quarter of 2012, Monotype Imaging repaid $10 million in debt principal. The company drew approximately $25 million on its revolving line of credit and used approximately $25 million in cash to finance the acquisition of Bitstream’s font business. Outstanding debt was $52.3 million as of March 31, 2012, compared to $37.3 million as of Dec. 31, 2011, and $64.4 million as of March 31, 2011.

Monotype Imaging had cash and cash equivalents of $28.1 million as of March 31, 2012, compared to $53.9 million as of Dec. 31, 2011 and $48.9 million as of March 31, 2011. The company generated $8.0 million of cash from operations in the first quarter of 2012, an increase of 14 percent year-over-year.

Financial outlook

For the second quarter of 2012, Monotype Imaging expects revenue in the range of $37.5 million to $39.0 million. The company anticipates second quarter 2012 non-GAAP net adjusted EBITDA in the range of $14.5 million to $16.0 million, GAAP earnings per diluted share in the range of $0.15 to $0.18 and non-GAAP earnings per diluted share in the range of $0.23 to $0.25.

For the full year 2012, Monotype Imaging expects revenue in the range of $146.0 million to $151.0 million. The company anticipates full year 2012 non-GAAP net adjusted EBITDA in the range of $59.0 million to $63.0 million, GAAP earnings per diluted share in the range of $0.67 to $0.72 and non-GAAP earnings per diluted share in the range of $0.96 to $1.01.

Second quarter and full year guidance include approximately $300,000 and $800,000 of transaction costs, respectively.

Conference call details

Monotype Imaging will host a conference call on Tuesday, May 1, 2012, at 8:30 a.m. EDT to discuss the company’s first quarter 2012 results and business outlook for 2012. Individuals who are interested in listening to the audio webcast should log on to the Investor Relations portion of the About Us section of Monotype Imaging’s website at www.monotypeimaging.com. The live call can also be accessed by dialing 877-941-0843 (domestic) or 480-629-9819 (international) using passcode 4530410. If individuals are unable to listen to the live call, the audio webcast will be archived in the Investor Relations portion of the company’s website for one year.

Non-GAAP financial measures

This press release contains non-GAAP financial measures under the rules of the U.S. Securities and Exchange Commission. This non-GAAP information supplements and is not intended to represent a measure of performance in accordance with disclosures required by generally accepted accounting principles. Non-GAAP financial measures are used internally to manage the business, such as in establishing an annual operating budget and in reporting to lenders. Non-GAAP financial measures are used by Monotype Imaging management in its operating and financial decision-making because management believes these measures reflect ongoing business in a manner that allows meaningful period-to-period comparisons. Accordingly, Monotype Imaging believes it is useful for investors and others to review both GAAP and non-GAAP measures in order to (a) understand and evaluate current operating performance and future prospects in the same manner as management does and (b) compare in a consistent manner the company’s current financial results with past financial results. The primary limitations associated with the use of non-GAAP financial measures are that these measures may not be directly comparable to the amounts reported by other companies and they do not include all items of income and expense that affect operations. Monotype Imaging management compensates for these limitations by considering the company’s financial results and outlook as determined in accordance with GAAP and by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in the tables attached to this press release.

Forward-looking statements

This press release may contain forward-looking statements including those related to future revenues and operating results, the growth of the company’s OEM business and Creative Professional business, the execution of the company’s growth strategy and anticipated business momentum that involve risks and uncertainties that could cause the company’s actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: risks associated with changes in the economic climate, including decreased demand for fonts or products that incorporate the company’s text imaging solutions; risks associated with the interruption of certain manufacturing chains as a result of natural disasters; risks associated with changes in the financial markets, including the availability of credit; risks associated with increased competition, which may result in the company losing customers or force it to reduce prices; risks associated with the development and market acceptance of new products or product features; risks associated with the company’s ability to adapt its products to new markets and to anticipate and quickly respond to evolving technologies and customer requirements; risks associated with the company’s ability to integrate the acquisition of Bitstream’s font business; and risks associated with the ownership and enforcement of the company’s intellectual property. Additional disclosure regarding these and other risks faced by the company is available in the company’s public filings with the Securities and Exchange Commission, including the risk factors included in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2011 and subsequent filings. The forward-looking financial information set forth in this press release reflects estimates based on information available at this time. These amounts could differ from actual reported amounts stated in the company’s Annual Report on Form 10-Q for the quarter ended March 31, 2012. While Monotype Imaging may elect to update forward-looking statements at some point in the future, the company specifically disclaims any obligation to do so, even if an estimate changes.

About Monotype Imaging

Monotype Imaging is a leading provider of typefaces, technology and expertise that enable the best user experience and ensure brand integrity. Based in Woburn, Mass., Monotype Imaging provides customers worldwide with typeface solutions for a broad range of creative applications and consumer devices. The company’s library and e-commerce sites are home to many of the most widely used typefaces – including the Helvetica®, Frutiger® and Univers® families – as well as the next generation of type designs. Further information is available at www.monotypeimaging.com.

Monotype is a trademark of Monotype Imaging Inc. registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. Helvetica, Frutiger and Univers are trademarks of Linotype Corp. registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions in the name of Linotype Corp. or its licensee Linotype GmbH. All other trademarks are the property of their respective owners. ©2012 Monotype Imaging Holdings Inc. All rights reserved.

MONOTYPE IMAGING HOLDINGS INC. CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited and in thousands)

	March 31, 2012	December 31, 2011

Assets

Current assets:
Cash and cash equivalents	$28,077	$53,850
Restricted cash	2,613	—
Accounts receivable, net of allowance for doubtful accounts	6,631	6,588
Income tax refunds receivable	—	733
Deferred income taxes	2,378	506
Prepaid expenses and other current assets	3,460	3,228

Total current assets	43,159	64,905
Property and equipment, net	2,420	2,404
Goodwill	173,481	140,807
Intangible assets, net	91,978	71,664
Deferred income taxes	3,721	396
Other assets	4,364	3,646

Total assets	$319,123	$283,822

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$524	$1,123
Accrued expenses and other current liabilities	13,649	12,235
Accrued income taxes	1,554	1,280
Deferred revenue	8,505	7,742
Current portion of long-term debt	10,000	10,000

Total current liabilities	34,232	32,380
Long-term debt, less current portion	42,321	27,321
Other long-term liabilities	406	225
Deferred income taxes	29,691	20,596
Reserve for income taxes, net of current portion	1,235	1,174
Accrued pension benefits	3,929	3,765
Stockholders’ equity:
Common stock	37	36
Additional paid-in capital	170,125	167,448
Treasury stock, at cost	(86)	(86)
Retained earnings	36,706	30,986
Accumulated other comprehensive income	527	(23)

Total stockholders’ equity	207,309	198,361

Total liabilities and stockholders’ equity	$319,123	$283,822

MONOTYPE IMAGING HOLDINGS INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited and in thousands, except share and per share data)

	Three Months Ended March 31,
	2012	2011
Revenue	$34,349	$29,729
Cost of revenue	3,658	2,026
Cost of revenue—amortization of acquired technology	795	777

Total cost of revenue	4,453	2,803

Gross profit	29,896	26,926
Operating expenses:
Marketing and selling	9,271	7,798
Research and development	4,344	4,127
General and administrative	4,927	4,193
Amortization of other intangible assets	1,221	1,291

Total operating expenses	19,763	17,409

Income from operations	10,133	9,517
Other (income) expense:
Interest expense	451	916
Interest income	(7)	(37)
Loss (gain) on foreign exchange	267	(396)
Loss on derivatives	126	672
Other	(11)	—

Total other expense	826	1,155

Income before provision for income taxes	9,307	8,362
Provision for income taxes	3,587	2,922

Net income	$5,720	$5,440

Net income available to common stockholders—basic	$5,633	$5,359

Net income available to common stockholders—diluted	$5,636	$5,362

Net income per common share:
Basic	$0.16	$0.15
Diluted	$0.15	$0.15
Weighted average number of shares:
Basic	36,282,428	35,041,895
Diluted	37,607,047	36,402,836

MONOTYPE IMAGING HOLDINGS INC. OTHER INFORMATION (Unaudited and in thousands)

RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP NET ADJUSTED EBITDA

	Three Months Ending March 31,
	2012	2011
Income from operations	$10,133	$9,517
Depreciation and amortization	2,333	2,304
Share based compensation	1,923	1,569

Net adjusted EBITDA	$14,389	$13,390
Transaction costs	453	94

Net adjusted EBITDA, excluding transaction costs	$14,842	$13,484

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

	Three Months Ended March 31,
	2012	2011
GAAP net income	$5,720	$5,440
Amortization, net of tax	1,240	1,346
Share based compensation, net of tax	1,183	1,021

Non-GAAP net income	$8,143	$7,807

RECONCILIATION OF GAAP EARNINGS PER DILUTED SHARE TO NON-GAAP EARNINGS PER DILUTED SHARE

	Three Months Ended March 31,
	2012	2011
GAAP earnings per diluted share	$0.15	$0.15
Amortization, net of tax	0.04	0.03
Share based compensation, net of tax	0.03	0.03

Non-GAAP earnings per diluted share	$0.22	$0.21

Transaction costs, net of tax	0.01	—

Non-GAAP earnings per diluted share, excluding transaction costs	$0.23	$0.21

MONOTYPE IMAGING HOLDINGS INC. OTHER INFORMATION (Unaudited and in thousands)

OTHER INFORMATION
Share based compensation is comprised of the following:

	Three Months Ended March 31,
	2012	2011
Marketing and selling	$831	$667
Research and development	441	364
General and administrative	651	538

Total share based compensation	$1,923	$1,569

MARKET INFORMATION
The following table presents revenue for our two major markets:

	Three Months Ended March 31,
	2012	2011
OEM	$24,644	$21,898
Creative Professional	9,705	7,831

Total	$34,349	$29,729

MONOTYPE IMAGING HOLDINGS INC. OTHER INFORMATION (Unaudited and in thousands, except share and per share data)

RECONCILIATION OF FORECAST GAAP EARNINGS PER DILUTED SHARE TO FORECAST NON-GAAP EARNINGS PER DILUTED SHARE

	Low End of Guidance	High End of Guidance
	Q2 2012	Q2 2012
GAAP net income	$5,800	$6,700
Amortization, net of tax	1,600	1,600
Share-based compensation, net of tax	1,200	1,200

Non-GAAP net income	$8,600	$9,500

GAAP earnings per diluted share	$0.15	$0.18
Amortization, net of tax, per diluted share	0.04	0.04
Share-based compensation, net of tax, per diluted share	0.03	0.03

Non-GAAP earnings per diluted share	$0.23	$0.25

Weighted average diluted shares used to compute non-GAAP earnings per share	37,700,000	37,700,000

Assumes 36% effective tax rate.

	Low End of Guidance	High End of Guidance
	2012	2012
GAAP net income	$25,200	$27,100
Amortization, net of tax	6,100	6,100
Share-based compensation, net of tax	4,800	4,800

Non-GAAP net income	36,100	38,000

GAAP earnings per diluted share	$0.67	$0.72
Amortization, net of tax, per diluted share	0.16	0.16
Share-based compensation, net of tax, per diluted share	0.13	0.13

Non-GAAP earnings per diluted share	$0.96	$1.01

Weighted average diluted shares used to compute non-GAAP earnings per share	37,800,000	37,800,000

Assumes 37% effective tax rate.

MONOTYPE IMAGING HOLDINGS INC. RECONCILIATION OF FORECAST GAAP OPERATING INCOME TO FORECAST NON-GAAP NET ADJUSTED EBITDA (Unaudited and in thousands)

	Low End of Guidance	High End of Guidance
	Q2 2012	Q2 2012
GAAP operating income	$9,800	$11,300
Depreciation and amortization	2,800	2,800
Share-based compensation	1,900	1,900

Non-GAAP net adjusted EBITDA	$14,500	$16,000

	Low End of Guidance	High End of Guidance
	2012	2012
GAAP operating income	$40,600	$44,600
Depreciation and amortization	10,800	10,800
Share-based compensation	7,600	7,600

Non-GAAP net adjusted EBITDA	$59,000	$63,000

CONTACT:
Investor Relations Contact:
ICR
Staci Mortenson, 781-970-6120
ir@monotypeimaging.com